Exhibit 10.11
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of November 12, 2020 (the “First Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and INHIBRX, INC., a Delaware corporation with an office located at 11025 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (“Borrower”).
WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement, dated as of July 15, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement entered into pursuant to the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.Section 2.2(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a)    Availability.

    (i)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate amount of Ten Million Dollars ($10,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term A Loan”, and collectively as the “Term A Loans”). After repayment, no Term A Loan may be re borrowed.

    (ii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the First Amendment Date, to make term loans to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term B Loan”, and collectively as the “Term B Loans”). After repayment, no Term B Loan may be re borrowed.

    (iii)    Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Third Draw Period, to make term loans to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as a “Term C Loan”, and collectively as the “Term C Loans”; each Term A Loan, Term B Loan or Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loans, Term B Loans and Term C Loans are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re borrowed.

3.Section 2.2(b) is hereby amended and restated as follows:

    (b)    Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (i) twenty-three (23) months, if the Term C Loans are not made hereunder or (ii) eleven (11) months, if the Term C Loans are made hereunder. All unpaid principal and accrued and unpaid interest with respect to the Term Loans is due and payable in full on the Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

4.Section 2.5 of the Loan Agreement is hereby amended by deleting the word “and” at the end of Section 2.5(d), replacing “.” at the end of Section 2.5(e) with “; and” and adding the following Section 2.5(f) thereto:

    (f)    First Amendment Fee. A non-refundable first amendment fee in the amount of Seven Hundred Thousand Dollars ($700,000.00) which shall become fully-earned, due and payable on the First Amendment Date.

5.Section 3.1 of the Loan Agreement is hereby amended by replacing every occurrence of the text “Term Loan” therein with “Term A Loan.”

6.Section 13.1 of the Loan Agreement is hereby amended by amending and restating the following definitions therein as follows:

“Amortization Date” is (i) January 1, 2024, if the Term C Loans are not made hereunder, or (ii) January 1, 2025, if the Term C Loans are made hereunder.

“Basic Rate” is with respect to any Term Loan, the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (a) Seven and Ninety-Six Hundredths percent (7.96%) and (b) the sum of (i) thirty (30) day U.S. Dollar LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue, plus (ii) Seven and Eighty hundredths percent (7.80%). Furthermore, notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Collateral Agent may amend this Agreement to replace the Basic Rate with a LIBOR Replacement Rate. Any such amendment with respect to a LIBOR Transition Event will become effective at 5:00 p.m. (Eastern Standard Time) on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

“Final Payment Percentage” is Nine percent (9.00%).

“Maturity Date” is November 1, 2025.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory (other than in accordance with Section 6.5 hereof) or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:
    (i)    for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, three percent (3.00%) of the principal amount of such Term Loan prepaid;

    (ii)    for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of such Term Loan prepaid; and

    (iii)    for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date of such Term Loan, one percent (1.00%) of the principal amount of such Term Loan prepaid.

Notwithstanding anything herein to the contrary, the Funding Date of Term A Loan, strictly for the purposes of calculation of the Prepayment Fee shall be deemed to be the First Amendment Date.

“Term Loan” is defined in Section 2.2(a)(iii).

7.Section 13.1 of the Loan Agreement is hereby further amended by adding the following definition thereto in alphabetical order:

“First Amendment” is that certain First Amendment to this Agreement, entered into by and among Borrower, Collateral Agent and Lenders on the First Amendment Date.

“First Amendment Date” is November 12, 2020.

“Registration Study Event” is the commencement of the registration study of INBRX-109 in chondrosarcoma on or before September 30, 2021, which study must be designed and intended to obtain sufficient data and results to support the filing of an application for the final regulatory approval for commercialization of INBRX-109 for use in chondrosarcoma.

“Term A Loan” is defined in Section 2.2(a)(i).

“Term B Loan” is defined in Section 2.2(a)(ii).

“Term C Loan” is defined in Section 2.2(a)(iii).

“Third Draw Period” is the period commencing on the date of the occurrence of the Registrational Study Event and ending on the earliest of (i) September 30, 2021, (ii) the date that is forty-five (45) days immediately after the occurrence of the Registration Study Event and (iii) the occurrence of an Event of Default; provided, however, that the Third Draw Period shall not commence if on the date of the occurrence of the Registration Study Event an Event of Default has occurred and is continuing

8.Section 13.1 of the Loan Agreement is hereby further amended by deleting the term “I/O Extension Event”.

9.The Amortization Table attached to the Disbursement Letter entered into on the Effective Date is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

10.Exhibit D to the Loan Agreement is hereby amended and restated as set forth on Exhibit D hereto.

11.Schedule 1.1 to the Loan Agreement is hereby amended and restated as set forth on Schedule 1.1 attached hereto.

12.Collateral Agent hereby acknowledges receipt of an amount of $50,000 from Borrower on or about October 7, 2020, which amount shall be applied towards the Lenders’ Expenses due under Section 2.5(e) of the Loan Agreement that have been incurred through the First Amendment Date, with the balance, if any, to be refunded to Borrower. For the purposes of clarity, Borrower shall be responsible for the entire amount of the Lenders’ Expenses payable under Section 2.5(e) of the Loan Agreement.

13.Limitation of Amendment.

a.The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.

14.To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.The execution, delivery and performance by Borrower of this Amendment and the Loan Agreement as amended by this Amendment have been duly authorized;

c.The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.The execution, delivery and performance by Borrower of this Amendment have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower, or any of its property or assets may be bound or affected; or (iv) constitute an event of default under any material agreement by which Borrower or any of its property, is bound;

e.The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any

Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b) of the Loan Agreement; and

f.This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

15.Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

16.The Borrower hereby remises, releases, acquits, satisfies and forever discharges the Lenders and Collateral Agent, their agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders and Collateral Agent (“Releasees”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity (other than claims relating to fraud), which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof and through the date hereof. Without limiting the generality of the foregoing, the Borrower waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including the rights to contest: (a) the right of Collateral Agent and each Lender to exercise its rights and remedies described in the Loan Documents; (b) any provision of this Amendment or the Loan Documents; or (c) any conduct of the Lenders or other Releasees relating to or arising out of the Loan Agreement or the other Loan Documents on or prior to the date hereof.

17.This Amendment shall be deemed effective as of the First Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) receipt by Collateral Agent of Perfection Certificates from Borrower and each of its Subsidiaries that are current as of the First Amendment Date and acceptable to Collateral Agent in its discretion, (c) Borrower’s payment of the first amendment fee in accordance with Section 2.5(f) of the Loan Agreement and (d) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from the Designated Deposit Account in accordance with Section 2.3(d) of the Loan Agreement.

18.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

19.This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Loan Agreement to be executed as of the date first set forth above.

BORROWER:

INHIBRX, INC.

By: /s/ Kelly Deck
Name: Kelly Deck
Title: CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

SCHEDULE 1.1

Lenders and Commitments

	Term A Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$10,000,000	100.00%
TOTAL	$10,000,000	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000	100.00%
TOTAL	$20,000,000	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000	100.00%
TOTAL	$20,000,000	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$50,000,000	100.00%
TOTAL	$50,000,000	100.00%

EXHIBIT A
Amortization Table

[see attached]

EXHIBIT D
Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE
(Term [B][C] Loan)

$____________________    Dated: [DATE]
FOR VALUE RECEIVED, the undersigned, INHIBRX, INC., a Delaware corporation with an office located at with an office located at 11025 North Torrey Pines Road, Suite 200, La Jolla, CA 92037 (“Borrower”), HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [___________] MILLION DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated July 15, 2020 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Principal, interest and all other amounts due with respect to the Term [B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.
The Loan Agreement, among other things, (a) provides for the making of a secured Term [B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.
This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [B][C] Loan, interest on the Term [B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.
Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable and documented attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.
This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.
The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.
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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

INHIBRX, INC.

By: _______________________________________
Name: _____________________________________
Title: ______________________________________

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By